Exhibit 99.1

News Release

Contact:	Investors: Jeb Bachmann - Managing Director, Investor Relations - (615) 263-3024 Media - Steve Owen - Vice President, Communications - (615) 263-3107

CORECIVIC SELLS TWO ADDITIONAL DETENTION FACILITIES

FOLLOWS SALES OF TWO DETENTION FACILITIES IN CALIFORNIA

BRENTWOOD, Tenn. – August 5, 2026 – CoreCivic, Inc. (NYSE: CXW) (CoreCivic or the Company) announced today that it has completed the sales of its 1,600-bed Prairie Correctional Facility in Appleton, Minnesota and its 1,033-bed Midwest Regional Reception Center in Leavenworth, Kansas to the United States of America and its assigns, by and through the Department of Homeland Security for an aggregate gross sales price of $734.0 million, including $495.6 million for the Prairie Correctional Facility and $238.4 million for the Midwest Regional Reception Center. These purpose-built facilities were specifically designed to care for individuals in a secure environment. After federal and state income taxes of approximately $182.2 million and transaction costs, the Company anticipates its net proceeds from these asset sales to be approximately $522.5 million. The Company currently expects to use the net proceeds for general corporate purposes, which may include debt reduction and the repurchase of the Company’s common stock.

The Company currently expects to continue to operate the Prairie Correctional Facility and Midwest Regional Reception Center under the existing management contracts with Immigration & Customs Enforcement (ICE), although the terms of the management contracts may be modified to reflect the change in ownership. However, the Company can provide no assurance that it will continue to manage these facilities in the future, or that the terms of the existing management agreements will remain the same. As has always been the case, ICE has the ability to terminate the management contracts for non-appropriation of funds or for convenience. The management contracts for the Prairie Correctional Facility and Midwest Regional Reception Center expire in August 2031 and September 2027, respectively. Following the sale of these facilities, the Company will own or control via a long-term lease 61 correctional, detention, and reentry facilities with a total design capacity of approximately 67,000 beds and manage an additional eight facilities it does not own with a total design capacity of 13,000 beds.

Patrick Swindle, CoreCivic’s President and Chief Executive Officer, commented, “We are further demonstrating the value of the Company’s underlying real estate portfolio through the sales of our Prairie Correctional Facility and Midwest Regional Reception Center, following our sales of two detention centers in California last month. We remain committed to growing the Company’s businesses and returning value to our shareholders, while remaining a dependable and flexible partner for government.”

In addition to the recently completed facility sales, the Company has recently begun discussions with ICE about the potential acquisition of additional detention facilities from the Company. These discussions are in preliminary stages, and the Company can provide no assurance that any additional sales will occur.

5501 Virginia Way, Brentwood, Tennessee 37027, Phone: 615-263-3000

About CoreCivic

CoreCivic is a diversified, government-solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. CoreCivic provides a broad range of solutions to government partners that help build safer, healthier, and more productive communities one person at a time through residential corrections, detention, and reentry management, complementary service offerings to the corrections industry that include pharmaceutical, transportation, and alternatives to incarceration, and government real estate solutions. CoreCivic is the nation’s largest owner of partnership correctional, detention and residential reentry facilities, and one of the largest operators of such facilities in the United States. CoreCivic has been a flexible and dependable partner for government for more than 40 years. CoreCivic’s employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at www.corecivic.com.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) changes in government policy, legislation and regulations that affect utilization of the private sector for corrections, detention, and residential reentry services, in general, or our business, in particular, including, but not limited to, the continued utilization of our correctional and detention facilities by the federal government as a consequence of presidential executive orders, changes in how the federal government, including ICE, elects to use our detention capacity or otherwise procures alternative detention capacity, and the impact of any changes to immigration reform and sentencing laws (we do not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention); (ii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity and effects of inmate disturbances; (iii) changes in the privatization of the corrections and detention industry, the acceptance of our services, the timing of the opening of new facilities and the commencement of new management contracts (including the extent and pace at which new contracts are utilized), as well as our ability to utilize available beds; (iv) our ability to successfully activate idle facilities in a timely manner in order to meet the growth in demand for our facilities and services from the federal government that has occurred as a result of changes in policies and actions of the current presidential administration, and to realize projected returns resulting therefrom; (v) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, and occupancy; (vi) fluctuations in our operating results because of, among other things, changes in occupancy levels; competition; contract renegotiations or terminations including as a result of a change in facility ownership; inflation and other increases in costs of operations, including a rise in labor costs; fluctuations in interest rates and risks of operations; (vii) government budget uncertainty, the impact of debt ceilings and government shutdowns, including partial shutdowns, and changing budget priorities; (viii) our ability to successfully identify and consummate future development and acquisition opportunities, integrate their operations, and realize projected returns resulting therefrom; (ix) the availability of debt and equity financing on terms that are favorable to us, or at all; (x) our ability to successfully consummate the sales of additional company-owned assets, including the potential sale of additional facilities to ICE, on a timely basis and on commercially favorable terms; and (xi) the intended use of proceeds from the facility sales described in this press release. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

We take no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services, except as may be required by law.

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